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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 2004

To the Shareholders of
Allied Motion Technologies Inc.:

        You are hereby notified that the annual meeting of shareholders of Allied Motion Technologies Inc. will be held on April 21, 2004 at 1:30 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Lone Tree, Colorado for the following purposes:

        Item 1.    to elect five persons to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified;

        Item 2.    to consider and vote on a proposal to amend the Year 2000 Stock Incentive Plan; and

        Item 3.    to consider and act upon such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on February 23, 2004 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

        You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

By Order of the Board of Directors

Susan M. Chiarmonte Secretary

Denver, Colorado
March 29, 2004

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being furnished to the holders of Common Stock of Allied Motion Technologies Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of shareholders to be held on April 21, 2004 at 1:30 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Lone Tree, Colorado. The Annual Meeting is called for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about March 29, 2004.

QUORUM AND VOTING RIGHTS

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter presented is necessary to constitute a quorum at the Annual Meeting. Shares of the Company's Common Stock represented by properly executed proxies that reflect abstentions or broker non-votes will be counted as present for purposes of determining the presence of a quorum at the annual meeting Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority.

        The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors (Item 1). Amendment of the Year 2000 Stock Incentive Plan (Item 2) requires the affirmative vote of a majority of all the votes cast at the Annual Meeting. Since the election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, an abstention and withholding authority from that vote is the equivalent of a vote against election of nominated directors. Abstentions and broker non-votes will not be counted as having voted against the proposal to amend the Year 2000 Stock Incentive Plan. The Record Date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on February 23, 2004. As of the Record Date, there were 5,019,978 shares of Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting.

        All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the five nominees for director (Item 1), FOR the proposed amendment to the Year 2000 Stock Incentive Plan (Item 2), and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting (Item 3). Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Secretary of the Company written revocation of his or her proxy prior to the voting thereof, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. If a shareholder's shares are held by a broker, bank or other nominee and the shareholder seeks to vote shares in person at the Annual Meeting, the shareholder must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

        Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, the Company may retain the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail or telephone. If retained, the costs are not expected to exceed $5,000 plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders, and all clerical and other expenses of such solicitation, will be borne by the Company.

ITEM 1: ELECTION OF DIRECTORS

        Our articles of incorporation and bylaws provide for a board consisting of not less than three and not more than six persons, as such number is determined by the Board of Directors. The board has determined that the board will consist of five directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the director resigns or is otherwise removed.

        All incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the five nominees named below. All nominees have agreed to serve if elected.

        If any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted for the election of such other person as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.

Director Nominees

        The following information concerning the nominees for election as directors has been provided by the respective nominee:

Name	Age	Position with the Company
Eugene E. Prince	72	Chairman of the Board of Directors
Richard D. Smith	56	Chief Executive Officer, Chief Financial Officer and Director
Delwin D. Hock	68	Director
Graydon D. Hubbard	69	Director
George J. Pilmanis	66	Director

        Mr. Prince has served as a director of the Company since October 1975 and as Chairman of the Board of Directors since January 1981. He served as President of the Company from October 1975 and as Chief Executive Officer from September 1976 until his resignation from those offices on August 13, 1998. He retired from his employment with the Company effective August 13, 1998 but served as a paid consultant through November 1999. Pursuant to his consulting agreement, as long as Mr. Prince owns at least 10% of the issued shares of the Company, the Board of Directors shall nominate him for election to the Board of Directors. If he is elected, the Board of Directors will request that he be nominated for Chairman of the Board of Directors.

        Mr. Smith has served as a director of the Company since August 1996. He has served as Chief Executive Officer since August 13, 1998. He served as President from August 13, 1998 until May 1, 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983. Pursuant to Mr. Smith's employment agreement, as long as he is the Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

        Mr. Hock has served as a director of the Company since February 1997. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company. He serves as a director on six separate entities overseeing the operation of funds in the American Century Investors fund complex.

        Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's former independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Since September 2003, he has served as a director of Whiting Petroleum Corporation, an independent oil and gas company engaged in acquisition, exploitation, exploration and development. Mr. Hubbard is also an author.

        Mr. Pilmanis has served as a director of the Company since 1993. For more than five years prior to his retirement in April 2003 he was chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. In 2001 and 2002 he also served as Executive Director of the Foreign Investors Council in Latvia.

Independence

        The Board of Directors has determined that each current director, other than Mr. Smith, the Company's Chief Executive Officer and Chief Financial Officer, is "independent" as defined by Section 4200(a)(15) of the of the National Association of Securities Dealers Listing Standards.

Meetings and Committees of the Board of Directors

        The Board of Directors held four regular meetings and two phone meetings during the year ended December 31, 2003. Each director attended or participated in 75% or more of the total number of meetings of the board held during the period for which he has been a director and all committees of the board on which such director served. All directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2003, the Annual Meeting of Shareholders was attended by all of the directors.

        The Board of Directors has established an Audit Committee and a Compensation Committee, each of which is composed of directors who are not employees of the Company.

        The Board of Directors does not have a standing nominating committee. The Board of Directors has adopted resolutions providing that a majority of the independent directors shall be responsible for identifying, screening, recruiting and presenting director candidates to the Board of Directors. The Board of Directors will consider nominees recommended by shareholders who meet the requirements for shareholder proposals set forth on the last page of the Proxy Statement. Any such person will be evaluated in the same manner as any other potential nominee for director.

        The Board has not adopted specific minimum criteria for director nominees. The independent directors identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in services are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the independent directors decide not to nominate a member for re-election, the independent directors first consider the appropriateness of the size of the board. If the independent directors determine the board seat should remain and a vacancy exists, the independent directors consider factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. The independent directors will consider nominees suggested by incumbent Board members, management, shareholders and, in certain circumstances, outside search firms.

        The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the work of the Company's independent auditors. The Audit Committee also reviews the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The Audit Committee is composed of three non-employee directors. The members of the Audit Committee during 2003 were Messrs. Hubbard (Chairman), Hock and Pilmanis. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. The Audit Committee held one meeting during year 2003. Representatives from the Company's independent auditors make presentations annually and quarterly to the Board of Directors after the completion of the year end audit and the quarterly reviews. At that time, the entire Board has an opportunity to discuss issues with or ask questions of the auditors. The Board has adopted a written charter for the Audit Committee which is included as Exhibit A to this proxy statement.

        The principal responsibility of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The Compensation Committee also reviews, approves and recommends to the Board for their approval all grants of stock option awards. The members of the Compensation Committee are Messrs. Pilmanis (Chairman), Hock and Hubbard. The Compensation Committee held one regular meeting and one phone meeting during 2003.

Shareholder Communication With the Board

        The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

Executive Officers

        Set forth below is information regarding the Executive Officers of the Company.

Name	Age	Position with the Company
Richard D. Smith	56	Chief Executive Officer, Chief Financial Officer and Director
Richard S. Warzala	50	President and Chief Operating Officer

        Information with respect to Mr. Smith's employment experience is provided above.

        Mr. Warzala was appointed President of the Company in May 2002 and has been employed by the Company since October 2001. From March 2000 through March 2001, Mr. Warzala served as President of the Motion Components Group for Danaher Corporation. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries, Inc., and continued as President until 2000, when it was acquired by Danaher. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2003 except that one Form 4 for each director and executive officer to report a grant of stock options was filed late.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and notes set forth, as of the Record Date (except for Mr. Albert for whom information is provided as of March 16, 2000 and Mr. Kamin for whom information is provided as of February 13, 2004), the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent or a representation by the beneficial owner), each director and nominee, the executive officers and all persons who serve as executive officers and directors of the Company, as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Eugene E. Prince 7560 Panorama Drive Boulder, Colorado 80303	942,050	(3)	18.4%
Richard D. Smith 23 Inverness Way East, Suite 150 Englewood, Colorado 80112	690,023	(4)	12.6%
Richard S. Warazala 23 Inverness Way East, Suite 150 Englewood, Colorado 80112	213,450	(5)	4.1%
Peter H. Kamin c/o The Nelson Law Firm, LLC 75 South Broadway, 4th Floor White Plains, New York 10601	306,732	(6)	6.1%
Ira Albert 1304 SW 160th Avenue, Suite 209 Ft. Lauderdale, FL 33326	274,300	(7)	5.5%
Delwin D. Hock	51,500	(8)	1.0%
Graydon D. Hubbard	45,500	(9)	—
George J. Pilmanis	28,000	(10)	—
Directors and executive officers of the Company as a group (6 persons)	1,987,190	(11)	33.8%

(1)
All beneficial ownership is sole and direct unless otherwise noted.

(2)
No percent of class is shown for holdings of less than 1%.

(3)
Includes 99,500 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

(4)
Includes 440,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 206,540 shares of Common Stock held by the Company's Employee Stock Ownership Plan ("ESOP") as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 4,888 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 42,583 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 900 shares held by Mr. Smith's wife's IRA.

(5)
Includes 206,667 shares of Common Stock which Mr. Warzala has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 3,000 shares held by Mr. Warzala's children.

(6)
Based on Schedule 13G filed by Mr. Kamin with the Securities and Exchange Commission on or about February 13, 2004; includes 94,000 shares of Common Stock, held by Peter H. Kamin Childrens Trust, as to which Mr. Kamin has sole voting and investment power; includes 119,032 shares of Common Stock held by Peter H. Kamin Profit Sharing Plan, as to which Mr. Kamin has sole voting and investment power; includes 3,600 shares of Common Stock held by Peter H. Kamin Family Foundation, as to which Mr. Kamin has sole voting and investment power; includes 10,000 shares of Common Stock held by 3K Limited Partnership, as to which Mr. Kamin has sole voting and investment power.

(7)
Based on Schedule 13D filed by Mr. Albert with the Securities and Exchange Commission on or about March 16, 2000; includes 117,600 shares of Common Stock, held by Albert Investment Associates, L.P., as to which Mr. Albert has sole voting and investment power; includes 133,200 shares of Common Stock held by various accounts as to which Mr. Albert has sole investment power.

(8)
Includes 45,500 shares of Common Stock which Mr. Hock has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(9)
Consists of 45,500 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(10)
Consists of 20,000 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(11)
Includes 857,167 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 206,540 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 4,888 shares of Common Stock held by the ESOP for the account of Mr. Smith.

EXECUTIVE COMPENSATION

Compensation of Directors

        The Board of Directors holds four regular full day meetings each year. Non-employee directors are compensated at the rate of $3,600 per full day meeting of the board, $1,100 for each additional one-half day meeting, $500 per hour for a telephone meeting, $1,100 per committee meeting, and $1,100 per half day for official travel to locations outside the Denver area. After February 2004, non-employee directors are compensated at the rate of $3,900 per full day meeting of the board, $1,200 for each additional one-half day meeting, $550 per hour for a telephone meeting, $1,200 per committee meeting, and $1,200 per half day for official travel to locations outside the Denver area.

        Non-employee board members are compensated at the rate of $275 per hour for the time spent consulting with the Company at the request of the Board of Directors or the Executive Officers,

preparing minutes of the Audit or Compensation Committees and on special assignment of such committees. During 2003, Mr. Hubbard and Mr. Pilmanis each received $275 for preparation of Committee Minutes. After February 2004, no non-employee board members will be compensated for time spent consulting for the Company. The Chairmans of the Audit Committee and the Compensation Committee will each receive a fee of $275 for each meeting held by the respective committee.

        The Company entered into a Consulting Agreement with Mr. Prince effective after his retirement from employment on August 31, 1998. Under the Agreement, Mr. Prince will provide consulting services to the Company on matters as requested by the Executive Officers. He will be compensated at the rate of $250 per hour. During 2003, Mr. Prince was not paid for providing any consulting services.

Indemnification

        The Company indemnifies its directors and officers to the fullest extent permitted by law so they will serve free from undue concern that they will not be indemnified. Indemnification is required under the Company's Bylaws. The Company has also signed agreements with each of our directors contractually obligating the Company to provide the indemnification to them.

Summary of Compensation of Executive Officers

        The following table shows the compensation earned by the Chief Executive Officer and the President (the "Named Executive Officers") of the Company during 2003.

						Long-Term Compensation Awards
		Annual Compensation
Name & Principal position						Securities underlying options	All other compensation
	Period	Salary		Bonus
Richard D. Smith, CEO	2003 Transition 2002 2001	$ $ $ $	235,000 117,500 233,333 223,125	$ $ $ $	112,614 0 0 180,000	$40,000 0 90,000 90,000	$ $ $ $	16,323 3,704 20,540 17,245	(1)
Richard S. Warzala, President and COO	2003 Transition 2002	$ $ $	225,000 112,500 117,500	$ $ $	107,821 0 0	40,000 200,000 200,000	$ $ $	17,553 2,919 2,014	(2)

(1)
All other compensation for Mr. Smith during 2003 consists of Company contributions to defined contribution plans of $5,478, and Company paid life insurance premiums of $10,845.

(2)
All other compensation for Mr. Warzala during 2003 consists of Company contributions to defined contribution plans of $5,478, and Company paid life insurance premiums of $12,075.

Option Grants in Last Fiscal Year

        The following table provides a summary of all stock options granted during 2003 to the Named Executive Officers. It also shows a calculation of the potential realizable value if the fair market value of the Company's shares were to appreciate at either a 5% or 10% annual rate over the period of the option term.

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term(3)
	Number of securities underlying options granted(1)	Percent of total options granted to employees in Fiscal year
Name			Exercise or base price ($/Sh)(2)	Expiration date
					5%($)	10%($)
Richard Smith	40,000	20.0	$1.77	02/13/2010	$28,823	$67,169
Richard Warzala	40,000	20.0	$1.77	02/13/2010	$28,823	$67,169

(1)
The grants permit the exercise of options in exchange for shares of the Company's Common Stock as well as for cash. In connection with a merger, sale of assets, share exchange, or change of control of the Company, the Committee may allow surrender for cash, substitution or cancellation.

(2)
Exercise price was established at quoted market price for Company shares on the date of grant.

(3)
The potential realizable value is calculated assuming the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and the common stock received is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding option exercises during 2003 and unexercised stock options held as of December 31, 2003 by the Named Executive Officers:

			Number of Unexercised Options at period end (#)		Value of Unexercised In-the-Money Options at period end ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Smith	—	$—	440,000	—	$536,888	$—
Richard S. Warzala	—	$—	206,667	233,333	$286,233	$281,667

(1)
Fair market value of unexercised in-the-money options at period end is based on the closing price of Common Stock of $3.93 on December 31, 2003.

Long-Term Incentive Plans—Awards In Last Fiscal Year

        Long-term incentives are provided through stock option grants. See the discussion under Compensation Committee Report.

Employment Agreements With Executive Officers

        During 2003, the Company had an Employment Agreement with Richard D. Smith, Chief Executive Officer, which became effective August 13, 1998 for a term of five years. A revised Agreement with Mr. Smith became effective August 1, 2003. Effective March 1, 2003, the Company entered into an Employment Agreement with Mr. Richard S. Warzala. The Agreements have an initial term of five years and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The Agreements contain the provisions outlined below.

        Base Salary.    The Agreements provide an annual base salary of not less than $235,000 for Mr. Smith and $225,000 for Mr. Warzala, and may be reviewed annually for increase on a merit basis. Mr. Smith's salary was increased to $240,000 and Mr. Warzala's salary was increased to $230,000 effective March 1, 2004.

        Annual Bonus.    Annual incentive bonuses are paid based on achieving performance criteria established annually by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. See discussion under Compensation Committee Report.

        Long-Term Incentive Payment Plan.    The Company utilizes stock options for long-term incentives based on criteria described in the Compensation Committee Report.

        Other Provisions.    Messrs. Smith and Warzala participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each executive officer with $500,000 of life insurance for which the executive may designate the beneficiaries and an automobile.

        In the event of death, disability or termination by the Company prior to a change in control, other than for cause, the Agreements provide for limited continuation of salary and insurance benefits and for bonus prorations or settlements.

Change in Control Arrangements

        The Company has entered into agreements with Mr. Smith and Mr. Warzala pursuant to which, upon termination by the Company (other than for cause as defined in the Agreement) or by the executive for good reason (as defined in the Agreement) within 90 days prior to or 24 months following a change in control of the Company, they are entitled to receive a severance payment equal to 2.5 times the sum of current annual base salary plus the amount paid under the Annual Bonus Plan for the preceding fiscal year, and an allocation for incentive compensation for the current year up to the date of termination and a monthly payment for a two year period to acquire insurance benefits. The agreements expire on December 31 of each year, however, they are extended automatically on January 1 of each year for a term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding renewal. The Company has similar agreements (providing lower severance multiples) with other key executives. The change in control agreements are applicable to a change in control of the Company or of the subsidiary or division for which the executive is employed and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of current pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. These agreements are common at other public companies. They are not excessive and are within industry standards. The Board of Directors has considered termination of these agreements and determined that the reasons for executing change in control agreements continue to be valid and concluded that notices of non-renewal would not be in the best interests of shareholders.

Compensation Committee Interlocks and Insider Participation

        During 2003 the Compensation Committee was comprised of Messrs. Pilmanis, Hock and Hubbard who are all non-employees. See the caption EXECUTIVE COMPENSATION—Compensation of Directors for information concerning compensation paid to directors for attending and participating in board and committee meetings and special assignments.

Compensation Committee Report

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        Base salaries for the chief executive officer and president are reviewed annually in relation to corporate performance. As a result of achievements in the Company's performance for 2003, a $5,000 salary increase was recommended by the Committee for each of Mr. Smith and Mr. Warzala during the most recent review in February 2004.

        In establishing target levels of achievement for the Annual Incentive Plan, the Committee reviews past operating results as well as forecasts and plans for the ensuing year. For 2003, an Annual Incentive Bonus structure based on Economic Value Added (EVA) Income was recommended and the Performance Thresholds and Targets were set using EVA. For 2003, the Performance Thresholds and Targets were achieved and therefore bonus amounts of $112,614 and $107,821 were awarded in February 2004 to Mr. Smith and Mr. Warzala, respectively.

        The Company's long-term incentive program is based on stock options. In making its recommendations for grants of stock options, the Committee considers, among other things, officer's responsibilities and their efforts and performance in relation to the business plan and forecast. It also considers development of the Company's business and products, performance of the Company's products in the marketplace, impact of the Company's products and product development on future prospects for the Company, market performance of the Company's Common Stock, the relationship between the benefits of stock options and improving shareholder value, the current level of stock options held, the shares available for option and the total shares under option grants. The Committee also considers customary business practices and long-term incentive plan benefits granted in comparison to such benefits provided to other executives in similar positions.

        The Committee acknowledges the importance of providing competitive compensation and benefit packages in recruiting and retaining qualified personnel. Stock incentive programs remain an important component of the total compensation package for officers and key managers who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to its success to advance the interests of the Company and its shareholders and to remain affiliated with the Company.

        In February 2003, stock options for 40,000 shares were granted to each of Mr. Smith and Mr. Warzala and 5,000 shares were granted to each non-employee director at the quoted market price on the date of grant ($1.77). In February 2004, the Committee considered recommending additional option grants to the executive officers and directors, however the Committee recognized that there is not an appropriate number of option shares available under the Company's stock incentive plan and recommended the Board consider and approve an amendment to the Year 2000 Stock Incentive Plan to increase the number of shares available under the Plan by 400,000. The Board approved the amendment and this Proxy Statement includes a proposal asking the shareholders to approve the amendment.

GEORGE J. PILMANIS DELWIN D. HOCK GRAYDON D. HUBBARD

Equity Compensation Plan

        The following table shows the equity compensation plan information of the Company at December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,323,430	$3.00	119,540

PERFORMANCE GRAPH

        The following performance graph reflects change in the Company's cumulative total stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Electrical and Industrial Apparatus Index for the period of five years ended December 31, 2003.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
ALLIED MOTION TECHNOLOGIES	100	163	300	288	177	393
NASDAQ (U.S.)	100	185	112	89	62	92
ELECTRICAL INDUSTRIAL APPARATUS	100	110	77	54	41	66

(1)
Assumes $100 invested on December 31, 1998 in Allied Motion common stock, the NASDAQ Stock Market Index and the NASDAQ Electrical Industrial Apparatus Index with the reinvestment of all dividends.

(2)
Stockholder returns over the indicated period shown in the graph above should not be considered indicative of future stockholder returns.

INDEPENDENT PUBLIC ACCOUNTANT

        The Audit Committee will review the appointment of the Company's independent public accountants for the fiscal year ending December 31, 2004 at its meeting scheduled for July 2004. KPMG LLP served as independent auditors of the Company for 2003 and the six month Transition Period ended December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

        On July 17, 2002, the Company replaced Arthur Andersen LLP ("Arthur Andersen") as the principal accountant for the Company and its affiliates. For the fiscal year ended June 30, 2001, the reports of Arthur Andersen on the Company's consolidated financial statements did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to replace Arthur Andersen was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

        In connection with the audits of the Company's financial statements for the fiscal year ended June 30, 2001 and in the subsequent interim period preceding Arthur Andersen's replacement, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make references to the matter in its reports.

Audit Fees

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2003 and the six month Transition Period ended December 31, 2002.

	2003	2002
Audit Fees(1)	$119,400	$131,500
Audit-Related Fees(2)	45,000	—
Tax Fees(3)	43,000	14,500
All Other Fees	—	—

Total	$207,400	$146,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of the Company's quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of benefit plan audits.

(3)
Tax fees principally included fees for tax return preparation and tax consulting.

        The Audit Committee has considered whether the provision of services described above is compatible with maintaining the independence of KPMG LLP. The Committee believes that the fees billed by KPMG LLP for the services described are compatible with KPMG LLP maintaining its independence as the Company's principal accountant.

AUDIT COMMITTEE STRUCTURE

        The Company has and will continue to have, an audit committee of at least three members comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. The Board has determined that Mr. Hubbard, the Audit Committee Chairman, qualifies as an "audit committee financial expert", as defined by Securities and Exchange Commission rules.

        The Audit Committee is governed by a written charter, which is included as Exhibit A to this 2004 Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        As members of the Audit Committee, our work is guided by the Audit Committee Charter. We have completed all charter tasks scheduled to be performed in 2003 prior to year-end and all charter tasks scheduled to be performed in 2004 prior to the end of the first quarter. Our work included, among other procedures:

  (1)
  We pre-approved audit and permitted non-audit services of the Company's independent auditors.

  (2)
  We met with the independent auditors prior to year end to discuss the audit approach and review significant accounting and reporting matters.

  (3)
  We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards 61, "Communications with Audit Committees," as amended. We received the written disclosures from the independent auditors required by the Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees."

  (4)
  Prior to their publication, we reviewed and discussed with management and the independent auditors the Company's December 31, 2003, audited financial statements, the related audit report, and the applicable management's discussion and analysis. Management is responsible for the financial statements and the reporting process, including the system of internal control. The independent auditors are responsible for expressing an opinion on the fairness of the presentation of audited financial statements in conformity with accounting principles generally accepted in the United States.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements and related material be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

GRAYDON D. HUBBARD DELWIN D. HOCK GEORGE J. PILMANIS

ITEM 2: AMENDMENT TO THE YEAR 2000 STOCK INCENTIVE PLAN

        Upon approval by the Company's shareholders, the Company proposes to amend its Year 2000 Stock Incentive Plan in April 2004 to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 400,000 shares, from 1,000,000 shares to 1,400,000. The Amendment is being proposed because the Plan no longer has sufficient shares of stock available for future grants of options.

        The purpose of the Plan is to attract and retain the services of eligible participants whose judgment, interest and special efforts will contribute to the success of the Company and will enhance the value of the Company, to provide incentive compensation opportunities that are comparable to those of the Company's competitors, and to align participants' personal interests to those of the Company's other stockholders.

        On October 26, 2000 the Company adopted the Year 2000 Stock Incentive Plan, which authorized 600,000 shares for issuance under the Plan. During fiscal 2002 the Board of Directors amended the Plan, which subsequently received shareholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under the Year 2000 Plan by 400,000 shares, from 600,000 shares to 1,000,000 shares and to increase the number of awards that may be granted to any one participant during a calendar year by 150,000 from 200,000 to 350,000.

        Shareholders should note that upon issuance of shares underlying the options there would be a greater number of shares of Common Stock outstanding, and individual shareholders would, therefore, experience a reduction in the shareholders' relative percentage interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

        The full text of the proposed Amendment is attached to this Proxy Statement as Exhibit B. The following description of the Plan is qualified in its entirety by reference to Exhibit B.

Reasons for the Amendment

        This amendment was designed to insure that the Company can continue to grant stock options at levels determined appropriate by the Board. The Board believes that, in order to attract, motivate and retain highly qualified employees and directors and to provide such employees and directors with adequate incentive through their proprietary interest in the Company, it is necessary to increase the number of shares available for issuance under the Year 2000 Plan. The following description of the Year 2000 Plan as amended is qualified in its entirety by reference to the Year 2000 Plan.

Description of the Year 2000 Plan

        The Year 2000 Plan provides for the granting of stock options, stock appreciation rights, and restricted stock awards. Incentive stock options as defined in §422 of the Code may be granted (i) only to employees and employee-directors, (ii) with an exercise period of up to 10 years (5 years for persons owning more than 10% of the total combined voting power of the Company or any subsidiary), (iii) at exercise prices not less than fair market value at the date of grant (110% of fair market value if the optionee owns more than 10% of the total combined voting power of the Company or any subsidiary), and (iv) in amounts for which options first become exercisable in any calendar year which do not exceed $100,000 per employee. Non-statutory options may be granted (i) to employees and non-employee directors (ii) with an exercise period of up to ten years, (iii) at exercise prices no less than 85% of the fair market value at the date of grant. Stock appreciation rights may be awarded to employees and directors and will be exercisable at the time, to the extent and upon the terms and conditions set forth in each award. Restricted Stock may be awarded which is subject to a risk of forfeiture or other restriction that will lapse upon the achievement of one or more goals as is prescribed in each award. There are approximately 343 employees of the Company and subsidiaries and 5 directors of the Company eligible to participate in awards under the Year 2000 Plan.

Administration

        The Year 2000 Plan is administered by the Compensation Committee, which has the authority to select eligible participants for awards, designate the number of shares to be covered by each award, determine whether a stock option granted is to be an incentive stock option or a non-statutory option, determine restrictions, conditions and contingencies, and specify other terms of the awards. The Committee will interpret the Year 2000 Plan, and establish rules relating to the Plan.

        No participant shall be granted, in any calendar year, awards to acquire in the aggregate more than 350,000 shares of Common Stock. The maximum number of shares that may be issued as restricted stock awards is 10% of the maximum number of shares available for issuance under the Year 2000 Plan. Unused or forfeited shares, any shares which are accepted for full or partial payment of purchased shares, and shares retained by the Company to satisfy applicable withholding obligations become available for use under the Year 2000 Plan.

        Each award granted pursuant to the Year 2000 Plan will be evidenced by an Award Agreement which will set forth the terms applicable to that Award. Awards may be granted under the Year 2000 Plan until October 26, 2010. The exercise price for options granted under the Year 2000 Plan may be paid in cash or cashier's check, surrender of shares previously owned by the participant, or a combination of the above.

        The Committee, in conjunction with any nonqualified stock option, may grant a cash bonus to any optionee to pay in whole or in part any portion of the exercise price, or any tax liability incurred by the exercise of an option. In connection with any award of Restricted Stock, an Award Agreement may provide for the payment of a cash amount to the grantee of the Restricted Stock to be paid at any time after the Restricted Stock shall have become vested.

Nontransferability of Options

        Awards granted under the Year 2000 Plan may not be transferred other than by will or by the laws of descent and distribution, unless the award agreement provides otherwise. During the lifetime of the participant, an award may be exercised only by the participant or his or her legal representative.

Limitations on Exercise

        If a participant's employment or other association with the Company or a subsidiary is terminated for any reason other than for cause, or because of the death or disability of the participant unless the award agreement states otherwise, any outstanding option or stock appreciation right will be exercisable (to the extent then exercisable) for a period of 30 days following such termination. If a participant's employment or other association with the Company or a subsidiary is terminated because of the participant's disability, any outstanding option or stock appreciation right will be exercisable (to the extent then exercisable) for a period of 90 days following such termination. If a participant dies while employed by or associated with the Company or a subsidiary, any outstanding option or stock appreciation right will be exercisable (to the extent then exercisable) for a period of 6 months following such death. In all cases, the exercise must occur within the Option Period. Unless otherwise provided in the Award Agreement, exercise periods for directors are the same as for employees, treating the termination of a director's services as the termination of an optionee's employment. If a participant's employment or other association with the Company or a subsidiary is terminated for cause, all outstanding options (whether or not vested) will be forfeited and cancelled.

Change in Capital Structure

        If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, combination, or similar change in the capital structure of the Company, the number of shares of Common Stock available for award grant and the exercise price per share for each outstanding award under the Year 2000 Plan will be proportionally adjusted, subject to any required action by the Board or the shareholders of the Company.

Effect of Certain Transactions

        In general, in the event of any approved transaction, all outstanding awards held by employees whose employment is affected (either by termination or transferred to successor employer) by the approved transaction, shall become vested and exercisable in full. Approved transactions generally include (i) the acquisition of beneficial ownership (as defined in Rule 13d—3 under the Securities Exchange Act of 1934) of 50% or more of the outstanding voting securities of the Company or any subsidiary by any person (other than the Company, any subsidiary, or any employee benefit plan), during any period of 12 consecutive months; (ii) the sale, exchange or other disposition of all or substantially all of the assets of any subsidiary or any division of the Company or subsidiary; (iii) any merger or consolidation of the Company with one or more corporation, whether or not the Company is the surviving corporation; (iv) any sale or other disposition of all or substantially all of the assets of the Company pursuant to a plan which provides for the liquidation of the Company; (v) any exchange by the holders of more than 50% of the outstanding shares of Common Stock for securities issued by another entity; (vi) a change in the majority of the members of the Board other than by reason of voluntary resignation, retirement or death.

Amendment

        The Company may amend or terminate the Year 2000 Plan at any time, except that no amendment or modification may become effective without approval by the shareholders, if shareholder approval is required to enable the Year 2000 Plan to satisfy any applicable statutory or regulatory requirements. Subject to the specific terms of the Year 2000 Plan, the Committee may accelerate the vesting of any award, or waive any conditions or restrictions pursuant to an award at any time.

Options Granted and to be Granted

        As of December 31, 2003, 343 employees and directors were eligible to be considered for the grant of options under the Year 2000 Plan. As of December 31, 2003, the Company had outstanding options under the Year 2000 Plan to purchase an aggregate of 1,323,430 shares of Common Stock, at exercise prices ranging from $1.13 to $6.72 per share, or a weighted average per share exercise price of $3.00; no shares of Common Stock have been issued pursuant to grants under the Year 2000 Plan; and 519,540 shares of Common Stock (including the 400,000 shares subject to shareholder approval at the Annual Meeting) are available for future issuance under the Year 2000 Plan. As of December 31, 2003, the following persons or groups had in total, received options to purchase shares of Common Stock under the Year 2000 Plan as follows: (i) the chief executive officer and other executive officer named in the Summary Compensation Table: 660,000 shares; (ii) all current executive officers of the Company as a group: 660,000 shares; (iii) all current directors who are not executive officers as a group: 100,000 shares; (iv) each nominee for director (other than the director and director-nominee listed in (i) above and the current directors listed in (ii) above): None.

        Subject to the limitations contained in the Year 2000 Plan, options granted under the Year 2000 Plan will become exercisable at such time and in such installments as the Committee shall provide in the terms of each individual stock option agreement.

Federal Income Tax Consequences

        In general, no taxable income results to the holder of an incentive stock option upon the grant of the option or issuance of shares. The amount realized on the disposition of such shares in excess of the option price will be considered capital gain, except that if a disposition occurs within one year after the exercise of the option or two years after the grant of the option, the participant will realize compensation income, for federal income tax purposes, equal to the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the option price. For the purpose of determining alternative minimum taxable income, an incentive stock option is treated as a nonstatutory option.

        In general, no taxable income results to the holder of a nonstatutory stock option upon the grant of the option. In connection with the exercise of a nonstatutory option, an optionee will generally realize compensation income, for federal income tax purposes, on the difference between the option price and the fair market value of the shares acquired on the date of exercise.

        If an option is exercised and payment is made by means of previously held shares, or shares and cash, there is no gain or loss recognized to the optionee on the previously held shares acquired by the exercise of an incentive stock option, so long as those previously acquired shares have been held for the required holding period. In the case of a nonstatutory option, the optionee's basis and holding period of the previously held shares will be carried over to an equivalent number of shares received under the option. Any additional shares received under the option will be taxed to the optionee at the time of the exercise as ordinary income.

        Exercising a nonstatutory option with shares which were originally acquired on the exercise of an incentive stock option will not constitute a "disqualifying disposition" of such previously held shares. If, however, the new shares are not held for the balance of the required holding period, there will be a disqualifying disposition for federal income tax purposes, resulting in recognition of compensation income to the participant in an amount equal to the lesser of (i) the excess of the fair market value at the time such incentive shares were originally acquired over the option price or (ii) the amount realized on the sales of the shares minus the option price. However, exercising an incentive stock option with shares acquired by the exercise of an incentive stock option will constitute a disqualifying disposition of such previously held shares if the one and the two-year holding periods described above have not been met before such exercise. To the extent individual optionees qualify for capital gains tax treatment, the Company will generally not be entitled to a deduction for federal income tax purposes. In other cases the Company will generally receive a federal income tax deduction at the same time, and in the same amount, as the amount which is taxable to the employee as compensation income.

        The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.

        The grant of a restricted stock award will not result in taxable income to the participant and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Approval requires the affirmative vote of a majority of the votes cast on the proposed Plan.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S YEAR 2000 STOCK INCENTIVE PLAN.

ITEM 3: OTHER MATTERS

        The Board of Directors knows of no business to be presented for action at the Annual Meeting except as described above. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters (including matters incident to the conduct of the meeting) in accordance with the judgment of the persons acting under the proxies.

FORM -K

        The Company's form 10-K for the year ended December 31, 2003 has been mailed to shareholders with this Proxy statement.

SHAREHOLDER PROPOSALS FOR APRIL 2005 ANNUAL MEETING

        The Company's 2005 Annual Meeting is currently scheduled to be held in April 2005. Shareholders proposals for the meeting must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than November 19, 2004 in order to be presented at the 2005 Annual Meeting or be considered for inclusion in the Company's Annual Meeting Proxy Statement and Proxy Card.

PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

        ALLIED MOTION TECHNOLOGIES INC.

March 29, 2004

Exhibit A

ALLIED MOTION TECHNOLOGIES, INC.
Audit Committee
of the Board of Directors
Charter
Adopted February 19, 2004

PURPOSE

        The Audit Committee is a committee of the Board of Directors. The Audit Committee shall provide assistance to the Board in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting policies and the quality and integrity of the financial reports and disclosure practices of the corporation. It is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

COMPOSITION

        The Audit Committee will consist of at least three directors determined by the Board of Directors to meet the independence and financial literacy requirements of the NASDAQ Stock Market, Inc. and applicable federal law. Audit Committee members and the Committee chairman shall be appointed by the full Board of Directors. The designation of any Committee members as "audit committee financial experts" shall be made on an annual basis by the full Board. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

MEETINGS/PROCEDURES

        The Committee shall meet at least once per year, or more frequently as circumstances require and may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall meet separately with the independent auditors at least once per year to discuss any matters that the Committee or independent auditors believe should be discussed privately. The Committee intends to continue its long-standing practice of asking the independent auditors to meet annually with the full Board of Directors.

        The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommends any changes to the full Board.

OUTSIDE ADVISORS

        The Audit Committee shall have the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions. The Audit Committee shall have sole authority to approve related fees and retention terms.

RESPONSIBILITIES AND DUTIES

1.
The direct responsibility for the appointment, replacement, compensation, and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee.

2.
Request from the auditors a written affirmation that the auditors are in fact independent, discussing with the auditor any relationships that may impact the auditor's independence and taking, or recommend that the full Board take, appropriate action to oversee the auditor's independence.

3.
Establish policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors, with exceptions provided for de minimis amounts under certain circumstances as described by law.

4.
Provide an open avenue of communication between the independent auditors and the Board of Directors.

5.
Report the Committee's activities to the Board of Directors and make recommendations as the Committee deems appropriate. Issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

6.
Review the Committee's charter annually and update as necessary.

7.
Consider, in consultation with the independent auditors and financial management of the Company, the plan and scope of the proposed audit for the current year.

8.
Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.

9.
Review and discuss with management and the independent auditors: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditors or management; (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

10.
At the completion of the annual audit, review with management and the independent auditors the corporation's annual financial statements and related footnotes, the independent auditors' audit and report thereon, significant changes required in the audit plan, difficulties or disputes with management encountered during the course of the audit and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

11.
Review with management and the independent auditors the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

12.
Meet with the independent auditors and management in separate sessions to discuss any matters that these groups believe should be discussed privately.

13.
Review any legal and regulatory matters that may have a material impact on accounting policies or the financial statements.

14.
Conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

15.
Review related-party transactions (as defined in the relevant NASDAQ requirements). The Committee has prior-approval authority for such related-party transactions.

16.
Establish procedures for the receipts, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

17.
Perform other functions as requested by the Board of Directors.

Exhibit B

AMENDMENT NO. 2
TO THE
ALLIED MOTION TECHNOLOGIES INC.
YEAR 2000 STOCK INCENTIVE PLAN

        THIS AMENDMENT is made by Allied Motion Technologies Inc., a Colorado corporation (the "Corporation").

        WHEREAS, the Corporation entered into and executed the Allied Motion Technologies Inc. Year 2000 Stock Incentive Plan (the "Plan"); and

        WHEREAS, Section 9.1 of the Plan provides that "The Board may at any time terminate, and from time-to-time may amend or modify, the Plan..."; and

        WHEREAS, the Corporation desires to amend the Plan.

        NOW THEREFORE, the Corporation hereby amends the Plan as follows:

          1.     The first sentence of Section 4.1 hereby is amended to read as follows (underlined language added or changed):

          4.1   1,400,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan.

          2.     Except as provided above, the Corporation hereby reaffirms and readopts each and every other provision of the Plan, to the extent not inconsistent with this amendment.

        The effective date of this amendment shall be April 21, 2004.

        IN WITNESS WHEREOF, the undersigned officer of the Corporation, having been duly authorized by the Board of Directors of the Corporation, has signed this amendment effective as of the date set forth above.

ALLIED MOTION TECHNOLOGIES INC.
By:	/s/ RICHARD D. SMITH
	Title:	Chief Executive Officer

B-1

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Ste. 150
Englewood, CO 80112

        The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Allied Motion Technologies Inc. (the "Company") to be held on April 21, 2004, and at all adjournments thereof, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED

Item 1. ELECTION OF DIRECTORS—Nominees of the Board:

E. E. Prince, R. D. Smith, D. D. Hock, G.D. Hubbard and G. J. Pilmanis

☐	FOR all nominees (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees.

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL
OF THE AMENDMENT TO THE YEAR 2000 STOCK INCENTIVE PLAN.

Item 2. APPROVAL OF THE AMENDMENT TO THE YEAR 2000 STOCK INCENTIVE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

Item 3. OTHER MATTERS—In the proxies discretion on such other business matters as may properly come before the Annual Meeting.

        This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1, FOR the amendment to the Company's Year 2000 Stock Incentive Plan in Item 2 and in the proxies' discretion on such other business as may properly come before the annual meeting.

Your signature should appear exactly as your name appears in the space at the left. For joint accounts, all owners should sign. When signing in a fiduciary or representative capacity, please give your full title as such.

By:
Date:	, 2004

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE
AS PROMPTLY AS POSSIBLE.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held April 21, 2004
PROXY STATEMENT
QUORUM AND VOTING RIGHTS
ITEM 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANT
AUDIT COMMITTEE STRUCTURE
REPORT OF THE AUDIT COMMITTEE
ITEM 2: AMENDMENT TO THE YEAR 2000 STOCK INCENTIVE PLAN
ITEM 3: OTHER MATTERS
FORM -K
SHAREHOLDER PROPOSALS FOR APRIL 2005 ANNUAL MEETING
ALLIED MOTION TECHNOLOGIES, INC. Audit Committee of the Board of Directors Charter Adopted February 19, 2004
AMENDMENT NO. 2 TO THE ALLIED MOTION TECHNOLOGIES INC. YEAR 2000 STOCK INCENTIVE PLAN